Exhibit 99.1

PRESS RELEASE	www.biotapharma.com

FOR IMMEDIATE RELEASE

BIOTA ANNOUNCES FULL EXERCISE OF OVER-ALLOTMENT OPTION

ATLANTA, GA – January 14, 2014 — Biota Pharmaceuticals, Inc. (NASDAQ: BOTA, “Biota” or the “Company”) today announced that Guggenheim Securities, LLC has exercised its option to purchase an additional 872,085 common shares to cover over-allotments in connection with the Company’s public offering of its common shares. The full exercise of the over-allotment option increases the net proceeds to the company, after underwriting discounts and commissions and estimated offering expenses, from approximately $23.3 million to approximately $26.9 million. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

Guggenheim Securities, LLC is acting as sole book-running manager. The offering is being made pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on October 17, 2013. A final prospectus supplement relating to the offering was filed with the SEC on January 10, 2014. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may be obtained from Guggenheim Securities, LLC, 330 Madison Avenue, 8th Floor, New York, NY 10017, Attention: Equity Syndicate Department, by telephone at (212) 518-9349 or by email to GSEquityProspectusDelivery@guggenheimpartners.com. Electronic copies of the prospectus supplement and the accompanying prospectus are also available on the website of the SEC at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock of Biota, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biota

Biota Pharmaceuticals, Inc. is a biopharmaceutical company focused on the discovery and development of products to prevent and treat serious and potentially life-threatening infectious diseases. The Company currently has two Phase 2 clinical-stage product candidates in development: laninamivir octanoate, a long-acting neuraminidase inhibitor that the Company is developing for the treatment of influenza A and B infections under an investigational new drug application (IND) in the United States through a contract with the U.S. Office of Biomedical Advanced Research and Development Authority (BARDA) that is designed to provide up to $231 million in financial support to complete its clinical development; and vapendavir, a potent, oral broad spectrum capsid inhibitor of enteroviruses, including human rhinovirus (HRV). In addition to these clinical-stage programs, the Company has a preclinical program focused on developing treatments for respiratory syncytial virus (RSV). For additional information about the Company, please visit www.biotapharma.com.

Biota Pharmaceuticals, Inc. ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009 ♦ Tel: (678) 221-3343

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward-looking statements. Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by the forward-looking statements, including risks relating to the completion of the public offering, including the satisfaction of customary closing conditions and the use of anticipated proceeds, and other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013, as filed with the SEC on September 27, 2013, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed with the SEC on November 12, 2013.

There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Biota® is a registered trademark of Biota Holdings Limited.

Contacts:

Russell H. Plumb

Chief Executive Officer

(678) 221-3351

r.plumb@biotapharma.com

Lee M. Stern

The Trout Group

(646) 378-2922

lstern@troutgroup.com